                                                                    EXHIBIT 99.5

       GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                              SUBSTITUTE FORM W-9

NAME

If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

SOLE PROPRIETOR. Enter your INDIVIDUAL name as shown on your social security card on the "Name" line.

LIMITED LIABILITY COMPANY (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, ENTER THE OWNER'S NAME ON THE "NAME" LINE. Enter the LLC's name on the first "Address" line.

OTHER ENTITIES. Enter your business name as shown on required Federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.

NOTE: You are requested to check the appropriate box for your status (individual, corporation, etc.).

EXEMPT FROM BACKUP WITHHOLDING

If you are exempt, enter your name as described above and check the appropriate box for your status, then complete part II of the form by entering the category of exempt payees from the list below for which you qualify, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding.

NOTE: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

EXEMPT PAYEES. Backup withholding is NOT REQUIRED on any payments made to the following payees:

     1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

     2.  The United States or any of its agencies or instrumentalities;

     3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

     4. A foreign government or any of its political subdivisions, agencies, or instrumentalities;

     5. An international organization or any of its agencies or instrumentalities;

     6.  A corporation;

     7.  A foreign central bank of issue;


     8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;


     9. A futures commission merchant registered with the Commodity Futures Trading Commission;

     10.  A real estate investment trust;

     11. An entity registered at all times during the tax year under the Investment Company Act of 1940;

     12.  A common trust fund operated by a bank under section 584(a);

     13.  A financial institution; or

     14. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker.

PART I.  TAXPAYER IDENTIFICATION NUMBER (TIN)

ENTER YOUR TIN IN THE APPROPRIATE BOX. If you are a RESIDENT ALIEN and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see HOW TO GET A TIN below.

If you are a SOLE PROPRIETOR and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner (see LIMITED LIABILITY COMPANY (LLC) above), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity's EIN.

NOTE: See the chart below for further clarification of name and TIN combinations.

HOW TO GET A TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get FORM SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at WWW.SSA.GOV/ONLINE/SS5.HTML. You may also get this form by calling 1-800-772-1213. Use FORM W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or FORM SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at WWW.IRS.GOV.

If you are asked to complete Form W-9 but do not have a TIN, check the box in
Part I ("Check here if TIN has been applied for"), sign and date the form, and give it to the requester. You will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

NOTE: Checking the box means that you have already applied for a TIN OR that you intend to apply for one soon.

CAUTION. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

PART II.  EXEMPT RECIPIENT CERTIFICATION

If you are an exempt payee, enter the category of exempt payee that applies to you from the list under "Exempt From Backup Withholding" above.

PART III.  CERTIFICATION


To establish to the exchange agent that you are a U.S. person, or resident alien, sign Form W-9. For a joint account, only the person whose TIN is shown in
Part I should sign. Exempt recipients, see EXEMPT FROM BACKUP WITHHOLDING above.

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

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FOR THIS TYPE OF ACCOUNT:                                         GIVE NAME AND SSN OF:
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1.  Individual                                      The individual
2.  Two or more individuals (joint account)         The actual owner of the account or, if combined
                                                    funds, the first individual on the account(1)
3.  Custodian account of a minor (Uniform Gift to   The minor(2)
    Minors Act)
4.  a.  The usual revocable savings trust (grantor  The grantor-trustee(1)
        is also trustee)
    b.  So-called trust account that is not a       The actual owner(1)
        legal or valid trust under state law
5.  Sole proprietorship or single-owner LLC         The owner(3)

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FOR THIS TYPE OF ACCOUNT:                                         GIVE NAME AND EIN OF:
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6.  Sole proprietorship or single-owner LLC         The owner(3)
7.  A valid trust, estate or pension trust          Legal entity(4)
8.  Corporate or LLC electing corporate status on   The corporation
    Form 8832
9.  Association, club, religious, charitable,       The organization
    educational, or other tax-exempt organization
10. Partnership or multi-member LLC                 The partnership
11. A broker or registered nominee                  The broker or nominee
12. Account with the Department of Agriculture in   The public entity
    the name of a public entity (such as a state
    or local government, school district, or
    prison) that receives agricultural program
    payments
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NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

PRIVACY ACT NOTICE

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.
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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) YOU MUST SHOW YOUR INDIVIDUAL NAME, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

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